SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

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                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):                April 4, 1995
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                    INSITUFORM TECHNOLOGIES, INC.
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     (Exact name of registrant as specified in its charter)



   Delaware                0-10786                  13-3032158
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(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



1770 Kirby Parkway, Suite 300, Memphis, Tennessee           38138
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(Address of principal executive offices)                (Zip Code)




Registrant's telephone number,
including area code                                 (901) 759-7473
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
Item 5.   Other Events.
          ------------

     On April 4, 1995 the Registrant notified Enviroq Corporation ("Enviroq") that the Registrant declined to grant its consent, as requested by Enviroq under the various Insituform(registered trademark) and NuPipe(registered trademark) license agreements with Enviroq's affiliates, in connection with the transactions contemplated by the agreement dated November 2, 1994 entered into by Enviroq with Insituform Mid-America, Inc. ("IMA"). The Insituform and NuPipe license agreements, respectively, contain various provisions which require the consent of the licensor in order to avoid termination in the event of change in control of the licensee and/or assignment of the licenses.

     The Registrant also announced that it has filed an action in Tennessee Chancery Court pursuant to which it seeks a declaratory judgment confirming its action. The Registrant has agreed with Enviroq and IMA that no further action will be taken through April 30, 1995 in that lawsuit, or any other court action taken through such date, pending attempts by the parties to resolve their differences.

     Reference is hereby made to the Registrant's press release dated April 4, 1995 with respect to such matters, and the agreement entered into with IMA and Enviroq, annexed to this Current Report as Exhibits 99.1 and 99.2, respectively, the information contained in which is hereby incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                                   INSITUFORM TECHNOLOGIES, INC.


                                   By s/Jean-Paul Richard
                                     -----------------------------
                                     Jean-Paul Richard
                                     President and Chief
                                      Executive Officer



Dated: April 6, 1995

                        INDEX TO EXHIBITS


Exhibits  Description
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99.1      Press Release dated April 4, 1995
          of the Registrant.

99.2      Cooperation Agreement dated April 4,
          1995 among Insituform Mid-America, Inc.,
          Enviroq Corporation and the Registrant.